UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Flagler Drive South, Suite 800, West Tower West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (817) 820-7080

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 15, 2012, the Company dismissed Pritchett, Siler & Hardy, P.C. (“PSH”) as its independent registered public accountants, effective as of that date. The decision was approved by the Company’s Board of Directors. Also effective August 15, 2012, the Company engaged Montgomery Coscia Greilich LLP (“MCG”) to serve as the Company’s independent registered public accountants for the current fiscal year, which ends December 31, 2012.

            None of PSH’s reports on the consolidated financial statements of the Company and its subsidiaries for the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles, except that PSH’s report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2010 and 2011 and PSH’s report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2009 and 2010 contained the following paragraph:

The accompanying consolidated financial statements have been prepared assuming VHGI Holdings, Inc. and Subsidiaries will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, VHGI Holdings, Inc. and Subsidiaries has incurred substantial losses and has a working capital deficit.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

During the Company’s last two fiscal years and through the date of this Report, there were no disagreements between the Company and PSH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PSH, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided PSH with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Report. The Company requested that PSH deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of such letter, dated August 16, 2012, has been filed as Exhibit 16.1 to this Current Report on Form 8-K.

During each of our two most recent fiscal years and through the date of this Report, the Company did not consult MCG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 15, 2012, Mr. Vito Pontrelli, 56, was appointed as the Company’s Chief Financial Officer.  Since 1999, Mr. Pontrelli has served as an independent consultant to a variety of public and privately held corporations in various industries. He also served as Interim Chief Financial Officer of Dyadic International from June of 2008 until February of 2009. He holds a BS Degree in Finance from California State University.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.                                Description
 16.1                                Letter from Pritchett, Siler & Hardy, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	August 17, 2012
By:		/s/ Douglas P. Martin
Name:		Douglas P. Martin
Title:		Chief Executive Officer